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                                   EXHIBIT 5


                    Opinion of Ivester, Skinner & Camp, P.A.
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                                                                       Exhibit 5



                                 June 17, 1996



First United Bancshares, Inc.
Main and Washington Streets
El Dorado, Arkansas  71730

Gentlemen:

         In our opinion, the shares of First United Bancshares, Inc. common stock $1.00 par value per share, being registered under this Registration Statement when issued in exchange for the outstanding common stock of Carlisle Bancshares, Inc., will constitute legally issued, fully paid, nonassessable shares of First United Bancshares, Inc.

         We consent to the inclusion of this opinion in the Registration Statement and reference to us under the caption "Legal Opinions" in the Proxy Statement included in the Registration Statement.


                                        IVESTER, SKINNER & CAMP, P.A.



                                        /s/ Ivester, Skinner & Camp, P.A.